Exhibit (a)(1)(B)

LETTER OF TRANSMITTAL AND CONSENT

Offer To Purchase
Warrants to Acquire Common Shares
of
INTERNATIONAL GENERAL INSURANCE HOLDINGS LTD.
and
Consent Solicitation

THE OFFER AND CONSENT SOLICITATION (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, AT THE END OF THE DAY ON AUGUST 24, 2023, OR SUCH LATER TIME AND DATE TO WHICH WE MAY EXTEND. PUBLIC WARRANTS (AS DEFINED BELOW) AND THE PRIVATE WARRANTS (AS DEFINED BELOW) (COLLECTIVELY, THE “WARRANTS”) TENDERED PURSUANT TO THE OFFER AND CONSENT SOLICITATION MAY BE WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED BELOW). CONSENTS MAY BE REVOKED ONLY BY WITHDRAWING THE TENDER OF THE RELATED WARRANTS, AND THE WITHDRAWAL OF ANY WARRANTS WILL AUTOMATICALLY CONSTITUTE A REVOCATION OF THE RELATED CONSENTS.

The Depositary for the Offer and Consent Solicitation is:

Continental Stock
Transfer & Trust Company
Attn: Corporate Actions
1 State Street 30th Floor
New York, NY 10004

Telephone: (917) 262-2378

Email: tenders+InternationalGeneral@continentalstock.com

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT, THE WARRANTS AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH BOOK-ENTRY TRANSFER, IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDER, AND EXCEPT AS OTHERWISE PROVIDED IN THE INSTRUCTIONS BELOW, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE WARRANT HOLDER HAS THE RESPONSIBILITY TO CAUSE THIS LETTER OF TRANSMITTAL AND CONSENT, THE TENDERED WARRANTS AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. PLEASE CAREFULLY READ THIS ENTIRE LETTER OF TRANSMITTAL AND CONSENT, INCLUDING THE INSTRUCTIONS, BEFORE COMPLETING THIS LETTER OF TRANSMITTAL AND CONSENT.

International General Insurance Holdings Ltd., a Bermuda exempted company (the “Company,” “we,” “our” and “us”), has delivered to the undersigned a copy of the Offer to Purchase and Consent Solicitation dated July 28, 2023 (as it may be supplemented and amended from time to time, the “Offer to Purchase”) of the Company and this letter of transmittal and consent (as it may be supplemented and amended from time to time, this “Letter of Transmittal and Consent”), which together set forth the offer of the Company to each holder of the Company’s warrants to purchase common shares of the Company, par value $0.01 per share (the “Common Shares”), to receive $0.95 in cash, without interest, in exchange for each warrant tendered by the holder pursuant to the offer (the “Offer”).

WARRANT HOLDERS SHOULD REVIEW THE OFFER TO PURCHASE, INCLUDING ANNEX A THERETO, IN ITS ENTIRETY, FOR A DESCRIPTION OF THE COMPLETE TERMS OF THE OFFER, INCLUDING THE WARRANT AMENDMENT (AS DEFINED BELOW) WHICH THE WARRANT HOLDERS WILL CONSENT TO IN CONNECTION WITH THE TENDER OF ANY WARRANTS.

Warrants eligible to be tendered pursuant to the Offer include (a) 12,750,000 publicly traded warrants to purchase our Common Shares which were publicly issued and sold as part of the units in the initial public offering of Tiberius Acquisition Corporation (“Tiberius”) on March 20, 2018 (the “Tiberius IPO”), and were assumed by the Company on March 17, 2020, and which entitle such warrant holders to purchase one Common Share at an exercise price of $11.50, subject to adjustments (the “Public Warrants”), and (b) 4,500,000 warrants to purchase our Common Shares which were privately issued and sold in connection with the Tiberius IPO pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), and assumed by the Company on March 17, 2020, and which entitle such warrant holders to purchase one Common Share at an exercise price of $11.50, subject to adjustments (the “Private Warrants” and together with the Public Warrants, the “Warrants”).

The Public Warrants are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “IGICW.” As of July 27, 2023, 12,750,000 Public Warrants and 4,500,000 Private Warrants were outstanding. Pursuant to the Offer, the Company is offering to purchase each Warrant at a purchase price of $0.95 in cash (the “Offer Purchase Price”).

Concurrently with the Offer, we also are soliciting consents (the “Consent Solicitation”) from holders of the Warrants to amend the Warrant Agreement, dated as of March 15, 2018, by and between Tiberius and Continental Stock Transfer & Trust Company (“Continental”), as amended by Amendment No. 1 to the Warrant Agreement dated as of March 17, 2020, by and between the Company, Tiberius, and Continental (as amended, the “Warrant Agreement”), which governs all of the Warrants, to permit the Company to redeem each outstanding Warrant for $0.86 in cash, without interest (the “Redemption Price”), which Redemption Price is 10% less than the Offer Purchase Price (the “Warrant Amendment). Pursuant to the terms of the Warrant Agreement, the consent of holders of at least 65% of the outstanding Public Warrants is required to approve the Warrant Amendment. Although we intend to redeem all remaining outstanding Warrants if the Warrant Amendment is approved, we would not be required to effect such a redemption and may defer doing so until it is most advantageous to us.

Parties representing approximately 67.3% of the outstanding Public Warrants and approximately 88.9% of the outstanding Private Warrants have agreed to tender their Warrants in the Offer and consent to the Warrant Amendment in the Consent Solicitation pursuant to a tender and support agreement. Accordingly, because the holders of more than 65% of our outstanding Public Warrants have agreed to consent to the Warrant Amendment in the Consent Solicitation, if the other conditions in the Offer and Consent Solicitation are satisfied or waived, then the Warrant Amendment will be adopted.

Holders of Warrants may not consent to the Warrant Amendment without tendering Warrants in the Offer, and holders may not tender and, therefore, such Warrants without consenting to the Warrant Amendment. The consent to the Warrant Amendment is a part of this Letter of Transmittal and Consent, and therefore by tendering Warrants in the Offer, holders will be delivering to us such consent. Holders of Warrants may revoke their consent at any time prior to the Expiration Date (as defined below) by withdrawing the Warrants tendered in the Offer by such holders.

Warrants not tendered for cash pursuant to the Offer will remain outstanding subject to their current terms or amended terms if the Warrant Amendment is approved. We reserve the right to redeem any of the Warrants, as applicable, pursuant to their current terms at any time, including prior to the completion of the Offer and Consent Solicitation.

The Offer and Consent Solicitation is made solely upon the terms and conditions in the Offer to Purchase and this Letter of Transmittal and Consent. The Offer and Consent Solicitation will be open until 12:00 midnight, Eastern Time, at the end of the day on August 24, 2023, or such later time and date to which we may extend (the period during which the Offer and Consent Solicitation is open, giving effect to any withdrawal or extension, is referred to as the “Offer Period,” and the date and time at which the Offer Period ends is referred to as the “Expiration Date”).

Each holder whose Warrants are tendered pursuant to the Offer and Consent Solicitation will receive $0.95 in cash, without interest, for each Warrant tendered by such holder. Any Warrant holder that participates in the Offer and Consent Solicitation may tender less than all of his, her or its Warrants.

We may withdraw the Offer and Consent Solicitation only if the conditions to the Offer and Consent Solicitation are not satisfied or waived prior to the Expiration Date.

Promptly upon any such withdrawal, we will return the tendered Warrants to the holders (and the consent to the Warrant Amendment will be revoked).

This Letter of Transmittal and Consent is to be used to accept the Offer and Consent Solicitation if the applicable Warrants are to be tendered by effecting a book-entry transfer into Continental’s account at the Depository Trust Company (“DTC”) and instructions are not being transmitted through DTC’s Automated Tender Offer Program (“ATOP”). Except in instances where a holder intends to tender Warrants through ATOP, the holder should complete, execute and deliver this Letter of Transmittal and Consent to indicate the action it desires to take with respect to the Offer and Consent Solicitation.

Holders of Warrants tendering Warrants by book-entry transfer to Continental’s account at DTC may execute the tender through ATOP, and in that case need not complete, execute and deliver this Letter of Transmittal and Consent. DTC participants accepting the Offer and Consent Solicitation may transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to Continental’s account at DTC. DTC will then send an “Agent’s Message” to Continental for its acceptance. Delivery of the Agent’s Message by DTC will satisfy the terms of the Offer and Consent Solicitation as to execution and delivery of a Letter of Transmittal and Consent by the DTC participant identified in the Agent’s Message.

As used in this Letter of Transmittal and Consent with respect to the tender procedures set forth herein, the term “registered holder” means any person in whose name Warrants are registered on the books of the Company or who is listed as a participant in a clearing agency’s security position listing with respect to the Warrants.

THE OFFER AND CONSENT SOLICITATION IS NOT MADE TO THOSE HOLDERS WHO RESIDE IN STATES OR OTHER JURISDICTIONS WHERE AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL.

PLEASE SEE THE INSTRUCTIONS TO THIS LETTER OF TRANSMITTAL AND CONSENT BEGINNING ON PAGE 9 FOR THE PROPER USE AND DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT.

DESCRIPTION OF WARRANTS TENDERED

List below the Warrants to which this Letter of Transmittal and Consent relates. If the space below is inadequate, list the registered Warrant certificate numbers on a separate signed schedule and affix the list to this Letter of Transmittal and Consent.

Name(s) and Address(es) of Registered Holder(s) of Warrants	Number of Warrants Tendered

Total:
☐

CHECK HERE IF THE WARRANTS LISTED ABOVE ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY CONTINENTAL WITH DTC AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution:
Account Number:
Transaction Code Number:

By crediting the Warrants to Continental’s account at DTC using ATOP and by complying with applicable ATOP procedures with respect to the Offer and Consent Solicitation, including, if applicable, transmitting to Continental an Agent’s Message in which the holder of the Warrants acknowledges and agrees to be bound by the terms of, and makes the representations and warranties contained in, this Letter of Transmittal and Consent, the participant in DTC confirms on behalf of itself and the beneficial owner(s) of such Warrants all provisions of this Letter of Transmittal and Consent (including consent to the Warrant Amendment and all representations and warranties) applicable to it and such beneficial owner(s) as fully as if it had completed the required information and executed and transmitted this Letter of Transmittal and Consent to Continental.

NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

International General Insurance Holdings Ltd.
c/o Continental Stock Transfer & Trust Company, as Depositary
1 State Street, 30th Floor
New York, NY 10004

Upon and subject to the terms and conditions set forth in the Offer to Purchase and in this Letter of Transmittal and Consent, receipt of which is hereby acknowledged, the undersigned hereby:

(i)     tenders to the Company pursuant to the Offer and Consent Solicitation the number of Warrants indicated above in the table under the heading “Number of Warrants Tendered” under “Description of Warrants Tendered”;

(ii)    accepts the amount payable upon the tender of Warrants pursuant to the Offer and Consent Solicitation, being $0.95 in cash, without interest, for each Warrant so tendered; and

(iii)   consents to the Warrant Amendment.

Except as stated in the Offer to Purchase, the tender made hereby is irrevocable. The undersigned understands that this tender will remain in full force and effect unless and until such tender is withdrawn and revoked in accordance with the procedures set forth in the Offer to Purchase and this Letter of Transmittal and Consent. The undersigned understands that this tender may not be withdrawn after the Expiration Date, and that a notice of withdrawal will be effective only if delivered to Continental in accordance with the specific withdrawal procedures set forth in the Offer to Purchase.

If the undersigned holds Warrants for beneficial owners, the undersigned represents that it has received from each beneficial owner thereof a duly completed and executed form of “Instructions Form” in the form attached to the “Letter to Clients of Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees” which was sent to the undersigned by the Company with this Letter of Transmittal and Consent, instructing the undersigned to take the action described in this Letter of Transmittal and Consent.

If the undersigned is not the registered holder of the Warrants indicated under “Description of Warrants Tendered” above or such holder’s legal representative or attorney-in-fact (or, in the case of Warrants held through DTC, the DTC participant for whose account such Warrants are held), then the undersigned has obtained a properly completed irrevocable proxy that authorizes the undersigned (or the undersigned’s legal representative or attorney-in fact) to deliver a consent in respect of such Warrants on behalf of the holder thereof, and such proxy is being delivered to Continental with this Letter of Transmittal and Consent.

The undersigned understands that, upon and subject to the terms and conditions set forth in the Offer to Purchase and this Letter of Transmittal and Consent, any Warrants properly tendered and not withdrawn which are accepted will be exchanged for a cash payment. The undersigned understands that, under certain circumstances, the Company may not be required to accept any of the Warrants tendered (including any Warrants tendered after the Expiration Date). If any Warrants are not accepted for tender for any reason or if tendered Warrants are withdrawn, such unexchanged or withdrawn Warrants will be returned without expense to the tendering holder and the related consent to the Warrant Amendment will be revoked.

The undersigned understands that, upon and subject to the terms and conditions set forth in the Offer to Purchase and this Letter of Transmittal and Consent, any Warrants properly tendered and not validly withdrawn which are accepted constitute the holder’s validly delivered consent to the Warrant Amendment. A holder of Warrants may not consent to the Warrant Amendment without tendering his, her or its Warrants in the Offer and a holder of Warrants may not tender his, her or its Warrants without consenting to the Warrant Amendment. A holder may revoke his, her or its consent to the Warrant Amendment at any time prior to the Expiration Date by withdrawing the Warrants tendered by such holder.

Subject to, and effective upon, the Company’s acceptance of the undersigned’s tender of Warrants pursuant to the Offer and Consent Solicitation as indicated above in the table under the heading “Number of Warrants Tendered” under “Description of Warrants Tendered”, the undersigned hereby:

(i)     assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, such Warrants;

(ii)    waives any and all rights with respect to such Warrants;

(iii)   releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of or related to such Warrants;

(iv)   acknowledges that the Offer is discretionary and may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; and

(v)    acknowledges the future value of the Warrants is unknown and cannot be predicted with certainty.

The undersigned understands that tenders of Warrants pursuant to any of the procedures described in the Offer to Purchase and in the instructions in this Letter of Transmittal and Consent, if and when accepted by the Company, will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer and Consent Solicitation.

Effective upon acceptance, the undersigned hereby irrevocably constitutes and appoints Continental, acting as agent for the Company, as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Warrants tendered hereby, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to:

(i)     transfer ownership of such Warrants on the account books maintained by DTC together with all accompanying evidences of transfer and authenticity to or upon the order of the Company;

(ii)    present such Warrants for transfer of ownership on the books of the Company;

(iii)   cause ownership of such Warrants to be transferred to, or upon the order of, the Company on the books of the Company or its agent and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company; and

(iv)   receive all benefits and otherwise exercise all rights of beneficial ownership of such Warrants;

all in accordance with the terms of the Offer and Consent Solicitation, as described in the Offer to Purchase and this Letter of Transmittal and Consent.

The undersigned hereby represents, warrants and agrees that:

(i)     the undersigned has full power and authority to tender the Warrants tendered hereby and to sell, exchange, assign and transfer all right, title and interest in and to such Warrants;

(ii)    the undersigned has good, marketable and unencumbered title to the Warrants tendered hereby, and upon acceptance of such Warrants by the Company pursuant to the Offer and Consent Solicitation the Company will acquire good, marketable and unencumbered title to such Warrants, in each case free and clear of any security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations of any kind, and not subject to any adverse claim;

(iii)   the undersigned has full power and authority to consent to the Warrant Amendment;

(iv)   the undersigned will, upon request, execute and deliver any additional documents deemed by the Company or Continental to be necessary or desirable to complete and give effect to the transactions contemplated hereby;

(v)    the undersigned has received and reviewed the Offer to Purchase, this Letter of Transmittal and Consent and the Warrant Amendment;

(vi)   the undersigned acknowledges that none of the Company, Continental, the information agent, the dealer manager or any person acting on behalf of any of the foregoing has made any statement, representation or warranty, express or implied, to the undersigned with respect to the Company, the Offer and Consent Solicitation or the Warrants, other than the information included in the Offer to Purchase (as amended or supplemented prior to the Expiration Date);

(vii)  the terms and conditions set forth in the Offer to Purchase shall be deemed to be incorporated in, and form a part of, this Letter of Transmittal and Consent, which shall be read and construed accordingly;

(viii) the undersigned understands that tenders of Warrants pursuant to the Offer and Consent Solicitation and in the instructions hereto constitute the undersigned’s acceptance of the terms and conditions of the Offer and Consent Solicitation;

(ix)   the undersigned is voluntarily participating in the Offer; and

(x)    the undersigned agrees to all of the terms of the Offer and Consent Solicitation.

The acknowledgments, representations, warranties and agreements of the undersigned in this Letter of Transmittal and Consent will be deemed to be automatically repeated and reconfirmed on and as of each of the Expiration Date and completion of the Offer and Consent Solicitation. The authority conferred or agreed to be conferred in this Letter of Transmittal and Consent shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter of Transmittal and Consent shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

The undersigned acknowledges that the undersigned has been advised to consult with its own legal counsel and other advisors (including tax advisors) as to the consequences of participating or not participating in the Offer and Consent Solicitation.

IMPORTANT: PLEASE SIGN HERE (SEE INSTRUCTIONS AND ALSO COMPLETE ACCOMPANYING IRS FORM W-9 OR APPROPRIATE IRS FORM W-8)
By completing, executing and delivering this Letter of Transmittal and Consent, the undersigned hereby tenders the Warrants indicated in the table above entitled “Description of Warrants Tendered.”

SIGNATURES REQUIRED Signature(s) of Registered Holder(s) of Warrants
Name:
Address:
Date:

(The above lines must be signed by the registered holder(s) of Warrants as the name(s) appear(s) on the Warrants or on a security position listing, or by person(s) authorized to become registered holder(s) by a properly completed assignment from the registered holder(s), a copy of which must be transmitted with this Letter of Transmittal and Consent. If Warrants to which this Letter of Transmittal and Consent relates are held of record by two or more joint holders, then all such holders must sign this Letter of Transmittal and Consent. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, then such person must set forth his or her full title below and, unless waived by the Company, submit evidence satisfactory to the Company of such person’s authority so to act. See Instruction 3 regarding the completion and execution of this Letter of Transmittal and Consent.)

Name:
Address:
Date:
Area Code and Telephone Number:

(PLEASE PRINT OR TYPE)
(INCLUDE ZIP CODE)

GUARANTEE OF SIGNATURE(S) (IF REQUIRED) (SEE INSTRUCTIONS, INCLUDING INSTRUCTION 4)

Certain signatures must be guaranteed by Eligible Institution. Signature(s) guaranteed by an Eligible Institution:

Authorized Signature
Title
Name of Firm
Address, Including Zip Code
Date:

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER AND CONSENT SOLICITATION

1.    Delivery of Letter of Transmittal and Consent and Warrants. This Letter of Transmittal and Consent is to be used only if tenders of Warrants are to be made by book-entry transfer to Continental’s account at DTC and instructions are not being transmitted through ATOP with respect to such tenders.

Warrants may be validly tendered pursuant to the procedures for book-entry transfer as described in the Offer to Purchase. In order for Warrants to be validly tendered by book-entry transfer, Continental must receive the following prior to the Expiration Date, except as otherwise permitted by use of the procedures for guaranteed delivery as described below:

(i)     timely confirmation of the transfer of such Warrants to Continental’s account at DTC (a “Book-Entry Confirmation”);

(ii)    either a properly completed and duly executed Letter of Transmittal and Consent, or a properly transmitted “Agent’s Message” if the tendering Warrant holder has not delivered a Letter of Transmittal and Consent; and

(iii)   any other documents required by this Letter of Transmittal and Consent.

The term “Agent’s Message” means a message, transmitted by DTC to, and received by, Continental and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC exchanging the Warrants that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and Consent and that the Company may enforce such agreement against the participant. If you are tendering by book-entry transfer, you must expressly acknowledge that you have received and agree to be bound by the Letter of Transmittal and Consent and that the Letter of Transmittal and Consent may be enforced against you.

Delivery of a Letter of Transmittal and Consent to the Company or DTC will not constitute valid delivery to Continental. No Letter of Transmittal and Consent should be sent to the Company or DTC.

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND CONSENT, TENDERED WARRANTS AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OR AGENT’S MESSAGE DELIVERED THROUGH ATOP, IS AT THE OPTION AND RISK OF THE TENDERING WARRANT HOLDER, AND EXCEPT AS OTHERWISE PROVIDED IN THESE INSTRUCTIONS, THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY CONTINENTAL. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE WARRANT HOLDER HAS THE RESPONSIBILITY TO CAUSE THIS LETTER OF TRANSMITTAL AND CONSENT, THE TENDERED WARRANTS AND ANY OTHER DOCUMENTS TO BE TIMELY DELIVERED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Neither the Company nor Continental is under any obligation to notify any tendering holder of the Company’s acceptance of tendered Warrants.

2.    Guaranteed Delivery. Warrant holders desiring to tender Warrants pursuant to the Offer but whose Warrants cannot otherwise be delivered with all other required documents to Continental prior to the Expiration Date may nevertheless tender Warrants, as long as all of the following conditions are satisfied:

(i)     the tender must be made by or through an “Eligible Institution” (as defined in Instruction 4);

(ii)    properly completed and duly executed Notice of Guaranteed Delivery in the form provided by the Company to the undersigned with this Letter of Transmittal and Consent (with any required signature guarantees) must be received by Continental, at its address set forth in this Letter of Transmittal and Consent, prior to the Expiration Date; and

(iii)   a confirmation of a book-entry transfer into Continental’s account at DTC of all Warrants delivered electronically, in each case together with a properly completed and duly executed Letter of Transmittal and Consent with any required signature guarantees (or, in the case of a book-entry transfer without delivery of a Letter of Transmittal and Consent, an Agent’s Message), and any other documents required by this Letter of Transmittal and Consent, must be received by Continental within two days that the Nasdaq is open for trading after the date Continental receives such Notice of Guaranteed Delivery, all as provided in the Offer to Purchase.

A holder of Warrants may deliver the Notice of Guaranteed Delivery by mail to Continental.

Except as specifically permitted by the Offer to Purchase, no alternative or contingent tenders will be accepted.

3.    Signatures on Letter of Transmittal and Consent and other Documents. For purposes of the tender and consent procedures set forth in this Letter of Transmittal and Consent, the term “registered holder” means any person in whose name Warrants are registered on the books of the Company or who is listed as a participant in a clearing agency’s security position listing with respect to the Warrants.

If this Letter of Transmittal and Consent is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or others acting in a fiduciary or representative capacity, such person must so indicate when signing and, unless waived by the Company, must submit to Continental proper evidence satisfactory to the Company of the authority so to act.

4.    Guarantee of Signatures. No signature guarantee is required if:

(i)     this Letter of Transmittal and Consent is signed by the registered holder of the Warrants; or

(ii)    such Warrants are tendered for the account of an “Eligible Institution.” An “Eligible Institution” is a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended.

IN ALL OTHER CASES, AN ELIGIBLE INSTITUTION MUST GUARANTEE ALL SIGNATURES ON THIS LETTER OF TRANSMITTAL AND CONSENT BY COMPLETING AND SIGNING THE TABLE ENTITLED “GUARANTEE OF SIGNATURE(S)” ABOVE.

5.    Warrants Tendered. Any holder of Warrants who chooses to participate in the Offer and Consent Solicitation may tender some or all of such holder’s Warrants pursuant to the terms of the Offer and Consent Solicitation.

6.    Inadequate Space. If the space provided under “Description of Warrants Tendered” is inadequate, the name(s) and address(es) of the registered holder(s), number of Warrants being delivered herewith, and number of such Warrants tendered hereby should be listed on a separate, signed schedule and attached to this Letter of Transmittal and Consent.

7.    Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer of Warrants by the person signing this Letter of Transmittal and Consent to the Company in the Offer and Consent Solicitation. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. Other reasons transfer taxes could be imposed include if tendered Warrants are registered in the name of any person other than the person signing this Letter of Transmittal and Consent.

If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with this Letter of Transmittal and Consent, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payment due with respect to the Warrants tendered by such holder.

8.    Validity of Tenders. All questions as to the number of Warrants to be accepted, and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Warrants will be determined by the Company in its reasonable discretion, which determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all tenders of Warrants it determines not to be in proper form or to reject those Warrants, the acceptance of which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the tender of any particular Warrants, whether or not similar defects or irregularities are waived in the case of other tendered Warrants. The Company’s interpretation of the terms and conditions of the Offer and Consent Solicitation (including this Letter of Transmittal and Consent and the instructions hereto) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Warrants must be cured within such time as the Company shall determine. None of the Company, Continental, the information agent, the dealer manager or any other person is or will be obligated to give notice of any defects or irregularities in tenders of Warrants, and none of them will incur any liability for failure to give any such notice. Tenders of Warrants will not be deemed to have been validly made until all defects and irregularities have been cured or waived. Any Warrants received by Continental that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by Continental to the holders, unless otherwise provided in this Letter of Transmittal and Consent, as soon as practicable following the Expiration Date. Warrant holders who have any questions about the procedure for tendering Warrants in the Offer and Consent Solicitation should contact the Information Agent at the address and telephone number indicated herein. Warrants properly tendered and not validly withdrawn that are accepted constitute the holder’s validly delivered consent to the Warrant Amendment.

9.    Waiver of Conditions. The Company reserves the absolute right to waive any condition as described in the section of the Offer to Purchase titled “The Offer and Consent Solicitation, Section 10. Conditions; Termination; Waivers; Extensions; Amendments.”

10.    Withdrawal. Tenders of Warrants may be withdrawn only pursuant to the procedures and subject to the terms set forth in the section of the Offer to Purchase titled “The Offer and Consent Solicitation, Section 3. Withdrawal Rights.” Warrant holders can withdraw tendered Warrants at any time prior to the Expiration Date, and Warrants that the Company has not accepted by the Expiration Date may thereafter be withdrawn at any time after such date until such Warrants are accepted by the Company pursuant to the Offer and Consent Solicitation. Except as otherwise provided in the Offer to Purchase, in order for the withdrawal of Warrants to be effective, a written notice of withdrawal satisfying the applicable requirements for withdrawal set forth in the section of the Offer to Purchase titled “The Offer and Consent Solicitation, Section 3. Withdrawal Rights” must be timely received from the holder by Continental at its address stated herein, together with any other information required as described in such section of the Offer to Purchase. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Company, in its reasonable discretion, and its determination shall be final and binding. None of the Company, Continental, the information agent, the dealer manager or any other person is under any duty to give notification of any defect or irregularity in any notice of withdrawal or will incur any liability for failure to give any such notification. Any Warrants properly withdrawn will be deemed not to have been validly tendered for purposes of the Offer and Consent Solicitation. However, at any time prior to the Expiration Date, a Warrant holder may re-tender withdrawn Warrants by following the applicable procedures discussed in the Offer to Purchase and this Letter of Transmittal and Consent. Consents may be revoked only by withdrawing the Warrants and the withdrawal of any Warrants will automatically constitute a revocation of the related consents.

11.    Questions and Requests for Assistance and Additional Copies. Please direct questions or requests for assistance, or additional copies of the Offer to Purchase, Letter of Transmittal and Consent or other materials, in writing to the information agent for the Offer and Consent Solicitation at:

The Information Agent for the Offer and Consent Solicitation is:

Morrow Sodali Global LLC

333 Ludlow Street

5th Floor, South Tower

Stamford, CT 06902

New York, New York 10022

Telephone number toll free: (800) 662-5200

Email: igic@info.morrowsodali.com

IMPORTANT: THIS LETTER OF TRANSMITTAL AND CONSENT, OR THE “AGENT’S MESSAGE” (IF TENDERING PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER WITHOUT EXECUTION AND DELIVERY OF A LETTER OF TRANSMITTAL AND CONSENT), TOGETHER WITH THE TENDERED WARRANTS AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY CONTINENTAL ON OR PRIOR TO 12:00 MIDNIGHT, EASTERN TIME, AT THE END OF THE DAY ON THE EXPIRATION DATE, UNLESS A NOTICE OF GUARANTEED DELIVERY IS RECEIVED BY CONTINENTAL BY SUCH DATE.

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type. See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶ ________

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

6 City, state, and ZIP code

Requester's name and address (optional)

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

Form W-9 (Rev. 10-2018) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester,* later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code,* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.